UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. __)
Check the appropriate box:
[ ]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]    Definitive Information Statement

PRINCIPAL FUNDS, INC.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee paid previously with preliminary materials.
[ ]    Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRINCIPAL FUNDS, INC. – DIVERSIFIED REAL ASSET FUND
711 High Street
Des Moines, Iowa 50392
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT
January 22, 2026
As a shareholder of the Diversified Real Asset Fund (the "Fund"), a series of Principal Funds, Inc. ("PFI"), you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the approval of a new sub-advisory agreement with a sub-advisor that currently manages a portion of the Fund's assets, due to a change-of-control transaction. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.
The Information Statement details the execution of a new sub-advisory agreement with respect to the Fund. At a meeting of the PFI Board of Directors (the "Board") held on September 9-10, 2025, the Board approved a new sub-advisory agreement with respect to the Fund due to an anticipated change in ownership of Delaware Investments Fund Advisers ("DIFA"), one of the Fund's existing sub-advisors. Effective December 1, 2025, DIFA changed its name to Nomura Investments Fund Advisers ("NIFA"), and NIFA signed a new sub-advisory agreement to manage a portion of the Fund's assets, along with the Fund's investment advisor, Principal Global Investors, LLC (the "Advisor"), and other current sub-advisors.
The Advisor and PFI have received an exemptive order (the "Manager of Managers Order") from the United States Securities and Exchange Commission that permits the Advisor and PFI, subject to certain conditions including approval by the Board, to enter into and materially amend agreements with certain sub-advisors. Approval by the Fund's shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Fund's shareholders.
By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at https://brandassets.principal.com/m/297abb0a272f3790/original/PFI-Diversified-Real-Asset-Information-Statement-January-2026.pdf.
The Information Statement will be available on the website until at least June 30, 2026. You may request a paper copy of the Information Statement, free of charge, by contacting the Fund in writing at Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971, by calling 1 (800) 222-5852, or by visiting www.PrincipalAM.com.
Only one copy of this notice may be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971 or call 1 (800) 222-5852. Shareholders wishing to receive separate copies of the Fund's notices in the future, and shareholders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should also contact the Fund.
If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to obtain a copy.

PRINCIPAL FUNDS, INC. – DIVERSIFIED REAL ASSET FUND
711 High Street
Des Moines, Iowa 50392
INFORMATION STATEMENT
January 22, 2026
This Information Statement is provided in connection with the change in ownership of an existing sub-advisor, Nomura Investments Fund Advisers, formerly Delaware Investments Fund Advisers ("NIFA"), with respect to the Principal Funds, Inc. ("PFI") Diversified Real Asset Fund (the “Fund”). NIFA entered into a new sub-advisory agreement with Principal Global Investors, LLC (the "Advisor") effective December 1, 2025.
Under an order from the United States Securities and Exchange Commission (the "SEC"), PFI and the Advisor may, subject to certain conditions including approval by the PFI Board of Directors (the "Board"), enter into and materially amend agreements with certain sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors, and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.
PFI is a Maryland corporation and an open-end management investment company registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is a series of PFI.
PFI's sponsor is Principal Financial Group, Inc. ("PFG"), and the Advisor is the investment advisor to all series of PFI. Principal Funds Distributor, Inc. ("PFD") is the principal underwriter and distributor for all share classes of all series of PFI. Principal Shareholder Services, Inc. ("PSS") is the transfer agent for all series of PFI. The Advisor, PFD, and PSS are indirect, wholly owned subsidiaries of PFG, each with the following address: in care of the Principal Financial Group, 711 High Street, Des Moines, IA 50392.
PFI will furnish, without charge, copies of its most recent annual shareholder report and most recent semi‑annual shareholder report succeeding the annual report, if any, to any shareholder upon request. To request a report, call 1 (800) 222-5852 or write Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971. Copies of the most recent annual and semi-annual shareholder reports can also be obtained at www.PrincipalAM.com/prospectuses.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND
The Fund has been sub-advised, in part, by NIFA pursuant to a sub-advisory agreement dated April 1, 2022. On December 1, 2025, NIFA experienced a change in control (the "Transaction"), by which the April 1, 2022 sub-advisory agreement automatically terminated.
At its meeting on September 9-10, 2025, in anticipation of the Transaction and upon recommendation of the Advisor, the PFI Board, including all the directors who are not "interested persons" (as defined in the 1940 Act) of PFI (the "Independent Directors"), approved a new sub-advisory agreement between the Advisor and NIFA related to the Fund. As it was expected that NIFA's portfolio management team would continue to manage the Fund following the Transaction, that there would be no change to NIFA's investment strategies or policies, and that all fee arrangements would remain in place, the Board agreed with the Advisor's recommendation that the approval of the new sub-advisory agreement would provide continuity of investment management and would be in the best interests of the Fund. The new sub-advisory agreement was executed effective as of December 1, 2025, the closing date of the Transaction.
In addition to NIFA, as of the date of this Information Statement, the Fund is also sub-advised by ClearBridge Investments (North America) Pty Limited ("ClearBridge"); CoreCommodity Management, LLC ("CoreCommodity"); Newton Investment Management North America LLC ("NIMNA"); Nuveen Asset Management, LLC ("Nuveen"); Pictet Asset Management SA ("Pictet"); Principal Real Estate Investors, LLC ("Principal-REI"); and Wellington Management Company LLP ("Wellington"). The sub-advisory agreements with CoreCommodity (dated May 1, 2022), Nuveen (dated January 13, 2022), Pictet (dated October 1, 2017), Principal-REI (dated January 1, 2024), and Wellington (dated October 1, 2024) were most recently approved for renewal by the Board (including a majority of the Independent Directors) in September 2025, in connection with the Board's annual review and continuance of such agreements. The sub-advisory agreements with ClearBridge (dated January 1, 2026) and NIMNA (dated January 1, 2026) were most recently approved by the Board (including a majority of the Independent Directors) on December 10, 2025. The Advisor also manages a portion of the Fund's assets pursuant to a management agreement, dated January 1, 2026, which was most recently approved for renewal by the Board (including a majority of the Independent Directors) in September 2025. The sub-advisory agreement with Principal-REI, which is an affiliate of the Advisor, was most recently approved by the Fund's shareholders on June 20, 2019.
NEW SUB-ADVISORY AGREEMENT
The terms of the new sub-advisory agreement with NIFA are the same in all material respects as the terms of the previous sub-advisory agreement with NIFA (except, for the avoidance of doubt, the effective date and to account for the NIFA name change) and the current sub-advisory agreements with the other current sub-advisors for the Fund (except, for the avoidance of doubt, for the effective date and fee schedule). The following is a brief summary of the material terms of the new sub-advisory agreement. This summary is qualified in its entirety by reference to the text of the new sub-advisory agreement attached to this Information Statement.
Under the new sub-advisory agreement with NIFA, as with the current sub-advisory agreements with the other current sub-advisors, NIFA will, among other things:
(1)provide investment advisory services to the Fund, including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objective, investment policies, and restrictions;
(2)place orders for the purchase and sale of the Fund’s portfolio securities;
(3)furnish, at its expense, all necessary investment and management facilities, including salaries of clerical and other personnel, and all administrative facilities, including bookkeeping;
(4)advise and assist PFI's officers in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the general conduct of the investment business of the Fund; and
(5)provide periodic and special reports regarding the investment service provided to the Fund.
Compensation. Sub-advisory fees are paid by the Advisor out of the management fee the Fund pays to the Advisor and are not an additional charge to the Fund. Under the new sub-advisory agreement with NIFA, and the current sub-advisory agreements with the other current sub-advisors, the Advisor pays each sub-advisor a fee.

SUB-ADVISOR
Nomura Investments Fund Advisers. NIFA is a series of Nomura Investment Management Business Trust (“NIMBT”), a Delaware statutory trust that is registered with the SEC as an investment advisor. Nomura Asset Management is part of the Investment Management Division of the Nomura Group, providing integrated public and private market asset management services across equities, fixed income, private credit, and multi-asset solutions to intermediary and institutional clients. Nomura Asset Management primarily operates through several distinct investment managers, which include NIMBT and its NIFA series. NIFA’s principal business address is 100 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106-2354.
NIFA Ownership. Prior to the Transaction, NIFA (then known as Delaware Investments Fund Advisers) was an indirect, wholly-owned subsidiary of Macquarie Asset Management, which in turn was a wholly-owned subsidiary of Macquarie Group Ltd. Following the Transaction, NIFA is an indirect wholly-owned subsidiary of Nomura Holding America Inc. Nomura Holding America Inc. is a wholly-owned subsidiary of Nomura Holdings, Inc., a publicly traded Japanese entity.
NIFA Management. Set forth below are the names and principal occupations of the current NIFA board of directors and principal executive officers. The address for the individuals listed is 610 Market Street, Philadelphia, PA 19106.

Name	Principal Occupation
Shawn K. Lytle	President/Chief Executive Officer/Managing Director
Gregory A. Gizzi	Executive Vice President/Head of Fixed Income and Municipal Bonds/Managing Director
David F. Connor	Senior Vice President/General Counsel/Secretary/Managing Director
Marty Wolin	Senior Vice President/Chief Compliance Officer/Anti-Money Laundering Officer/Managing Director
Richard Salus	Senior Vice President/Global Head of Fund Services/Managing Director
Michael F. Capuzzi	Senior Vice President/U.S. Chief Operations Officer/Managing Director
Gregory Ito	Treasurer/Managing Director
Similar Investment Companies Advised by NIFA. NIFA has advised that it does not currently act as an investment advisor to any registered investment company with an investment objective similar to that of the Fund.
Payments to Affiliates. For the fiscal year ended August 31, 2025, the Fund paid the Advisor management fees (before any waivers/reimbursements from the Advisor) of approximately $20,074,0001,2, and PFD Rule 12b-1 distribution fees of approximately $114,0003. For the fiscal year ended August 31, 2025, the Fund paid $1,289 in brokerage commissions to brokers affiliated with the Advisor or the Fund’s sub-advisors.
1 For the fiscal year ended August 31, 2025, the Advisor reimbursed approximately $724,000 of certain expenses of the Fund and did not waive any of the Fund's management fees.
2 Consolidated financial statement; see "Basis for Consolidation" in Notes to Financial Statements.
3 For the fiscal year ended August 31, 2025, PFD paid approximately $113,000 of the 12b-1 fee to financial intermediaries and retained approximately $1,000 to pay other 12b-1-eligible expenses.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT
At its September 9-10, 2025 meeting, the Board considered the approval of a new sub-advisory agreement (the "New Sub-Advisory Agreement") between the Advisor and NIFA with respect to a portion of the Fund's assets.
The New Sub-Advisory Agreement was proposed in light of an anticipated change-in-control transaction with respect to NIFA that was expected to be effective in the fourth quarter of 2025. This transaction, if completed, would result in the "assignment" (as defined in the 1940 Act) of the then-current sub-advisory agreement between the Advisor and NIFA (the "Current Sub-Advisory Agreement"), causing the Current Sub-Advisory Agreement to terminate automatically. The Advisor proposed that the Board approve the New Sub-Advisory Agreement to take effect upon the termination of the Current Sub-Advisory Agreement in order to allow NIFA to continue to provide portfolio management services to the Fund following the change in control.
As part of its review process, the Board reviewed materials received from the Advisor regarding the proposed change-in-control transaction. Prior to approval, the Independent Directors met independently of management and of the interested directors to consider the New Sub-Advisory Agreement. The Board considered the Advisor's statements that there were no anticipated changes to the portfolio management team, investment strategies, or policies at NIFA, that administrative personnel and resources will remain in place, including compliance and risk personnel, that the change in ownership was not expected to impact the nature, quality, or extent of services that NIFA provides to the Fund, and that the Advisor, after considering the assignment, continued to believe that NIFA was an appropriate sub-advisor for the Fund. The Board also noted the Advisor's statement that the New Sub-Advisory Agreement for the Fund would be identical to the Current Sub-Advisory Agreement in all material respects (including the sub-advisory fee schedule).
Based upon all of the information considered, the Board concluded that it was in the best interests of the Fund to approve the New Sub-Advisory Agreement to take effect following the change in control of NIFA and, accordingly, approved the New Sub-Advisory Agreement.

OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the close of business on December 31, 2025, the number of shares outstanding for each share class of the Fund:

Share Class	Shares Outstanding
A	3,554,741
Institutional	110,151,666
R-3	1,661
R-6	83,303,371
As of the close of business on December 31, 2025, the PFI officers and directors together owned beneficially less than one percent of the outstanding shares of the Fund and less than one percent of the outstanding shares of any class of shares of the Fund.
The following table sets forth information regarding the beneficial ownership of shares of the Fund as of December 31, 2025, by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares of any class of shares of the Fund.

Name and Address	Share Class	Number of Shares	Percentage of Ownership
NATIONAL FINANCIAL SERVICES LLC	A	900,758	25.34%
FOR THE EXCL BENE OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995
CHARLES SCHWAB & CO INC	Institutional	29,596,762	26.87%
SPECIAL CUSTODY A/C
FOR THE BENEFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4141
NATIONAL FINANCIAL SERVICES LLC	Institutional	24,944,944	22.65%
FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995
SEI PRIVATE TRUST COMPANY	Institutional	6,923,070	6.29%
C/O TRUIST ID XXX
1 FREEDOM VALLEY DR
OAKS PA 19456-9989
MLPF&S	Institutional	6,389,706	5.80%
FOR THE SOLE BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484
CAPINCO C/O US BANK NA	Institutional	6,237,077	5.66%
1555 N RIVERCENTER DR STE 302
MILWAUKEE WI 53212-3958
DCGT AS TTEE AND/OR CUST	R-3	1,661	100.00%
FBO PLIC VARIOUS RETIREMENT PLANS-OMNIBUS
ATTN NPIO TRADE DESK
711 HIGH ST
DES MOINES IA 50392-0001

Name and Address	Share Class	Number of Shares	Percentage of Ownership
CAPINCO C/O US BANK NA	R-6	8,026,957	9.64%
1555 N RIVERCENTER DR STE 302
MILWAUKEE WI 53212-3958
PRINCIPAL LIFE INS COMPANY CUST	R-6	6,581,291	7.90%
FBO PFG OMNIBUS WRAPPED AND CUSTOM
ATTN PLIC PROXY COORDINATOR - FUNDS
711 HIGH STREET
DES MOINES IA 50392-0001
STATE OF LOUISIANA TRUSTEE	R-6	5,753,792	6.91%
FBO LOUISIANA PUBLIC EMPLOYEES DCP
8515 E ORCHARD RD 2T2
GREENWOOD VILLAGE CO 80111-5002
SAM BALANCED PORTFOLIO PIF	R-6	5,619,029	6.75%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001
SAM CONS GROWTH PORTFOLIO PIF	R-6	4,714,076	5.66%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001
OTHER MATTERS
PFI is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of PFI or any series of PFI must be received by PFI a reasonable time before PFI commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. PFI has adopted procedures by which shareholders may recommend nominees to the PFI Board. A copy of the procedures can be found in the Nominating and Governance Committee Charter at https://secure02.principal.com/publicvsupply/GetFile?fm=MM13013&ty=VOP&EXT=.VOP.

PRINCIPAL FUNDS, INC.
SUB-ADVISORY AGREEMENT
NOMURA INVESTMENTS FUND ADVISERS
SUB-ADVISED FUND
SUB-ADVISORY AGREEMENT (the “Agreement”) to be effective as of December 1, 2025, by and between PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (the “Manager”), and NOMURA INVESTMENTS FUND ADVISERS, a series of Nomura Investment Management Business Trust (the “Sub-Advisor”).
W I T N E S S E T H:
WHEREAS, the Manager is the manager and investment advisor to each series of Principal Funds, Inc. (the “Fund”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Manager desires to retain the Sub-Advisor to render discretionary investment advisory services for all or a portion of the assets of each series of the Fund identified in Appendix A hereto, as may be amended from time to time (the “Series”), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and
WHEREAS, the Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:
(a)Management Agreement (the “Management Agreement”) with the Fund;
(b)The Fund’s registration statement and financial statements as filed with the Securities and Exchange Commission (the “SEC”);
(c)The Fund’s Articles of Incorporation and By-laws;
(d)Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.
NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:
1.Appointment of Sub-Advisor
In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub-Advisor by the Manager, from time to time (the “Allocated Assets”), subject to the control and direction of the Manager and the Fund’s Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.
2.Obligations of and Services to be Provided by the Sub-Advisor
The Sub-Advisor will:
(a)Provide investment advisory services, including but not limited to research, advice and supervision for the Allocated Assets of each Series.
(b)Provide information and assistance to the Manager related to the recommended investment program for each Series, consistent with each Series’ respective investment objective and policies and any specific criteria applicable to the Allocated Assets, so the Manager may furnish such information to the Board of Directors of the Fund (or any appropriate committee of such Board) for approval and/or review, and update such information from time to time as conditions require.

(c)Implement the approved investment program for the Allocated Assets by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund’s registration statement, Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.
(d)Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of each Series.
(e)Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Allocated Assets, compliance with the 1940 Act and the regulations adopted by the SEC thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information and any specific criteria applicable to the Allocated Assets.
(f)Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of each Series (and any specific criteria applicable to the Allocated Assets) are being observed.
(g)Upon request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Directors. Further, the Sub-Advisor will provide security and foreign exchange trade details for trades executed by the Sub-Advisor to the Manager so that the effects of all securities trades entered into by or for a Series are included in the appropriate day’s end of day net asset value. Sub-Advisor must also communicate all trade amendments, cancellations or re-books accurately and timely to be included in the daily net asset value of a Series. Rule 2a-4 of the 1940 Act permits registered investment companies to record security transactions as of one day after the trade date for purposes of determining net asset value.
(h)Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of each Series.
(i)Open accounts with Foreign Account Tax Compliance Act compliant broker-dealers, financial counterparties including swap counterparties and futures commission merchants (“broker-dealers”); select broker-dealers to effect all transactions for each Series; place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers); and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for each Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which each Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for each Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to each Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Allocated Assets. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.
(j)Section 871(m) Transactions: Sub-Advisor shall not on behalf of a Series enter into certain U.S. dividend equivalent payment transactions described in Section 871(m) of the U.S. Internal Revenue Code and the regulations thereunder (“871(m) Transaction”) with a foreign counterparty unless: (i) Sub-Advisor adheres to the ISDA 2015 Section 871(m) Protocol on behalf of the Series, and (ii) the foreign counterparty to the 871(m) Transaction provides Sub-Advisor with a properly completed Form W-8IMY certifying to its status as a qualified derivatives dealer (“QDD”).
(k)Maintain all accounts, books and records with respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for each Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Series and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for a Series upon request by the Fund or the Manager. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Advisor provides to a Series.
(l)Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of the Sub-Advisor’s current Code of Ethics. The Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics along with certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor’s Code of Ethics.
(m)From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of a Series.
(n)Provide such information as is customarily provided by a sub-advisor, or as may be required or reasonably requested by the Manager, for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to: the Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rules 206(4)-6 and 206(4)-7 of the Advisers Act; the Sub-Advisor’s most recent annual compliance report or a detailed summary of such report; timely, accurate and complete responses to all 15(c) questionnaires; timely, accurate and complete responses to all Quarterly Compliance Questionnaires (including the identification of any material compliance matters and a copy of any material changes to the Sub-Advisor’s Rules 206(4)-6 and 206(4)-7 policies and procedures, marked to show changes along with a written summary of the purpose of each such change); Annual Proxy Voting Questionnaires; Annual Best Execution and Soft Dollar Questionnaires, and responses to all other requests from the Manager. The Sub-Advisor agrees to make available for the Manager’s review all deficiency letters issued by the SEC together with all responses given by Sub-Advisor to such letters. The Sub-Advisor will advise the Manager of any material changes in the Sub-Advisor’s ownership within a reasonable time after any such change.

(o)Vote proxies received on behalf of each Series (with respect to the portion thereof allocated to the Sub-Advisor) in a manner consistent with the Sub-Advisor’s proxy voting policies and procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Series to file Form N-PX as required by SEC rule.
(p)Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities held by each Series (with respect to the portion thereof allocated to the Sub-Advisor).
(q)Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Series’ compliance with Subchapter M of the Code and Section 817(h) of the Code. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements imposed by the Code, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action to bring the Series back into compliance within the time permitted under the Code.
3.Prohibited Conduct
In providing the services described in this Agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Financial Group, Inc. regarding transactions for the Fund in securities or other assets.
4.Compensation
As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.
5.Liability of Sub-Advisor
Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub-Advisor’s investment discretion in connection with selecting investments for a Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.
6.Trade Errors
The Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery of such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. For purposes under this Section 6, a "Trade Error" occurs when a transaction results in an unintended, including an impermissible, result. Examples include, but are not limited to, the following:
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets that were not intended to be purchased or sold;
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets in an unintended amount, which includes price or commission rate; or
•purchases or sales of securities or other assets that violate the investment limitations or restrictions disclosed in the Fund's registration statement and/or imposed by applicable law, regulation, contract or understanding (calculated at the Sub-Advisor's portfolio level), unless otherwise agreed to in writing.

7.Supplemental Arrangements
The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.
8.Regulation
The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.
9.Duration and Termination of This Agreement
This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Financial Group, Inc., the Sub-Advisor or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a-4 under the 1940 Act.
This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” “voting security” and “majority of the outstanding voting securities”) shall be applied.
10.Amendment of this Agreement
No amendment of this Agreement shall be effective unless in writing and signed by both parties. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub-Advisor, Principal Financial Group, Inc. or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
11.Additional Series
In the event the Manager wishes to appoint the Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.

12.General Provisions
(a)Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
(b)Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices; or (ii) by electronic mail to the address of the party specified below or such other address as either party may specify in writing. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392-0200, Email: shaikh.adam@principal.com, and the address of the Sub-Advisor for this purpose shall be:
Nomura Investments Fund Advisers, a series of
Nomura Investment Management Business Trust
Attention: Brad Frishberg
Telephone: (212) 231-1157
E-mail: brad.frishberg@nomura.com
Fax: (212) 231-1878
With a copy to:
David Connor, General Counsel
E-Mail: David.Connor@nomura.com
(c)The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:
1.the Sub-Advisor fails to be registered as an investment advisor under the Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.
2.the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Series.
3.the Sub-Advisor becomes aware of any pending or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order, judgment or decree issued with respect to it or any affiliate that could reasonably be expected to result in the Sub-Advisor becoming ineligible to serve as an investment advisor of a registered investment company under the 1940 Act.
4.the Sub-Advisor becomes aware of a transaction or series of transactions that is reasonably likely to result in a change in the management or control of the Sub-Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this Agreement by the Sub-Advisor.
(d)The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

(e)The Sub-Advisor acknowledges Manager's representation that the Diversified Real Asset Fund series does not rely on the exclusion from the definition of "commodity pool operator" under Section 4.5 of the General Regulations under the Commodity Exchange Act, as amended (the “CEA”).
The Sub-Advisor represents that it (i) is a commodity trading advisor duly registered with the Commodity Futures Trading Commission (the “CFTC”) and is a member in good standing of the National Futures Association (the “NFA”) or (ii) is relying on an exemption from registration as a commodity trading advisor or (iii) is not trading commodity instruments that would subject the Sub-Advisor to register as a commodity trading advisor with the CFTC. As applicable, the Sub-Advisor shall either (i) maintain such registration and membership in good standing or (ii) continue to qualify for an exemption from registration as a commodity trading advisor or (iii) not trade commodity instruments that would subject the Sub-Advisor to so register during the term of this Agreement. Further, the Sub-Advisor agrees to notify the Manager, if applicable, within a commercially reasonable time upon (i) a statutory disqualification of the SubAdvisor under Sections 8a(2) or 8a(3) of the CEA, (ii) a suspension, revocation or limitation of the Sub-Advisor's commodity trading advisor registration or NFA membership, or (iii) the institution of an action or proceeding that would reasonably be expected to lead to a statutory disqualification under the CEA or an investigation by any governmental agency or selfregulatory organization relating to Sub-Advisor's registration as a commodity trading advisor, in each case, subject to applicable law, attorney-client privilege and confidentiality restrictions.
(f)The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker’s or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.
(g)The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.
(h)This Agreement contains the entire understanding and agreement of the parties.
(i)This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.
PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN ANY TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED ANY TRADING PROGRAM OF THE ADVISOR OR THIS AGREEMENT.
Remainder of Page Intentionally Blank

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ John L. Sullivan
Name:	John L. Sullivan
Title:	Assistant General Counsel

By:	/s/ Laura B. Latham
Name:	Laura B. Latham
Title:	Assistant General Counsel

NOMURA INVESTMENTS FUND ADVISERS,
a series of Nomura Investment Management Business Trust

By:	/s/ Susan L. Natalini
Name:	Susan Natalini
Title:	Managing Director

APPENDIX A
INTENTIONALLY OMITTED

APPENDIX B

Effective Date and Initial Term of Sub-Advisory Agreement for each Series
Series	Effective Date	Initial Term
Diversified Real Asset Fund	12/1/2025	2 Years